                                                                                           EXHIBIT 12
                                                                                               Page 1

                                                PENNSYLVANIA POWER COMPANY
                                            RATIO OF EARNINGS TO FIXED CHARGES

                                                                   Year Ended December 31,
                                                      -------------------------------------------------
                                                        1991      1992      1993      1994      1995
                                                      --------  --------  --------  --------  --------
                                                                     (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                   $ 40,197   $30,956   $15,664   $31,260   $ 38,930
  Add-
    Interest before reduction for amounts capitalized   44,695    37,028    35,262    34,947     31,350
    Provision for income taxes                          24,805    21,079    12,865    24,333     32,591
    Interest element of rentals charged to income (a)    2,770     2,121     1,662     1,652      1,865
                                                      --------   -------   -------   -------   --------
      Earnings as defined                             $112,467   $91,184   $65,453   $92,192   $104,736
                                                      ========   =======   =======   =======   ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                          $ 37,867   $35,707   $33,208   $32,130   $ 28,937
  Interest on nuclear fuel obligations                   1,013       457       401       519        407
  Other interest expense                                 5,815       864     1,653     2,298      2,006
  Interest element of rentals charged to income (a)      2,770     2,121     1,662     1,652      1,865
                                                      --------   -------   -------   -------   --------
      Fixed charges as defined                        $ 47,465   $39,149   $36,924   $36,599   $ 33,215
                                                      ========   =======   =======   =======   ========

RATIO OF EARNINGS TO FIXED CHARGES (b)                    2.37      2.33      1.77      2.52       3.15
                                                          ====      ====      ====      ====       ====

---------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $1,735,000, $1,227,000, $1,078,000,
     $935,000 and $795,000 for each of the five years ended December 31, 1995, respectively.








                                                                                           EXHIBIT 12
                                                                                              Page 2

                                                PENNSYLVANIA POWER COMPANY
                                     RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                     STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                   Year Ended December 31,
                                                      -------------------------------------------------
                                                        1991      1992      1993      1994      1995
                                                      --------  --------  --------  --------  --------
                                                                     (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                   $ 40,197   $30,956   $15,664   $31,260  $ 38,930
  Add-
    Interest before reduction for amounts capitalized   44,695    37,028    35,262    34,947    31,350
    Provision for income taxes                          24,805    21,079    12,865    24,333    32,591
    Interest element of rentals charged to income (a)    2,770     2,121     1,662     1,652     1,865
                                                      --------   -------   -------   -------  --------
      Earnings as defined                             $112,467   $91,184   $65,453   $92,192  $104,736
                                                      ========   =======   =======   =======  ========

FIXED CHARGES AS DEFINED IN REGULATION S-K
 PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS):
  Interest on long-term debt                          $ 37,867   $35,707   $33,208   $32,130  $ 28,937
  Interest on nuclear fuel obligations                   1,013       457       401       519       407
  Other interest expense                                 5,815       864     1,653     2,298     2,006
  Preferred stock dividend requirements                  7,722     6,499     5,863     5,364     4,775
  Adjustment to preferred stock dividends
    to state on a pre-income tax basis                   4,721     4,376     4,757     4,121     3,939
  Interest element of rentals charged to income (a)      2,770     2,121     1,662     1,652     1,865
                                                      --------   -------   -------   -------  --------
      Fixed charges as defined plus preferred
        stock dividend requirements (pre-income
        tax basis)                                    $ 59,908   $50,024   $47,544   $46,084  $ 41,929
                                                      ========   =======   =======   =======  ========





RATIO OF EARNINGS TO FIXED CHARGES PLUS
 PREFERRED STOCK DIVIDEND REQUIREMENTS
 (PRE-INCOME TAX BASIS) (b)                               1.88      1.82      1.38      2.00      2.50
                                                          ====      ====      ====      ====      ====

--------------------
(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $1,735,000, $1,227,000, $1,078,000,
     $935,000 and $795,000 for each of the five years ended December 31, 1995, respectively.
